As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company
(Exact name of registrant as specified in charter)

Iowa	42-1447959
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Matovina
Chief Executive Officer and President
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Shilpi Gupta
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (4)	Amount of registration fee (4) (5)
Common stock, par value $1 per share (1)	899,670 shares	$17.67	$14,132,000.00	$1,424

(1)
This registration statement registers the issuance of 899,670 shares of common stock, par value $1 per share of American Equity Investment Life Holding Company (the “Registrant”), which may be subject to vesting, in connection with the grant of restricted stock and restricted stock units to independent insurance agents of American Equity Investment Life Insurance Company, a wholly-owned subsidiary of the Registrant, pursuant to the Registrant’s Amended and Restated 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as amended (the “Plan”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate amount of additional securities as may result from anti-dilution adjustments under the Plan and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average high and low prices per share of common stock as reported on the New York Stock Exchange on September 6, 2016.

(4)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes unissued shares of common stock that had been previously registered and for which the registration fee has been previously paid.  Accordingly, the proposed maximum aggregate offering price has been calculated based on the proposed maximum aggregate offering price of the additional 800,000 shares of common stock being registered hereunder.

(5)
Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.0001007 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 99,670 unissued shares of common stock previously registered under Registration Statement No. 333-201008, which was filed by American Equity Investment Life Holding Company on December 17, 2014 (the “Prior Registration Statement”).  The Registrant paid a total registration fee for the Prior Registration Statement of $3,184, of which $317.34 applied to the 99,670 unissued shares of common stock and which will continue to be applied to such shares.  In accordance with Rule 415(a)(6) under the Securities Act, the offering of unsold common stock under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS

American Equity

Investment Life Holding Company

899,670 SHARES OF COMMON STOCK

under the

AMENDED AND RESTATED AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY 2014 INDEPENDENT INSURANCE AGENT
RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN, AS AMENDED

This prospectus relates to the 899,670 shares of our common stock, $1.00 par value per share, that may be awarded under the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as amended (the “Plan”) to independent insurance agents who are significant producers for our wholly owned operating subsidiary, American Equity Investment Life Insurance Company (“American Equity Life”), as further detailed in “Description of the Plan” section beginning on page 5 of this prospectus.  Such awards may be subject to vesting conditions as established under the Plan.  We will not receive any proceeds from the issuance of restricted stock or restricted stock units.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AEL.”  On September 6, 2016, the closing price of our common stock as reported on the NYSE was $17.63.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 1 of this prospectus.

None of Securities and Exchange Commission (the “SEC”), any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2016.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document. Our business, financial condition, results of operations or prospects may have changed since that date.

All references to “we,” “us,” “our” or “American Equity” in this prospectus are to American Equity Investment Life Holding Company.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Our Business

We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Life, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. Our business strategy is focused on growing our policyholder funds and earning predictable returns by managing investment spreads and investment risk. We are licensed to sell our products in 50 states and the District of Columbia.

Our executive offices are located at 6000 Westown Parkway, West Des Moines, Iowa 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference into and does not constitute a part of this prospectus.

RISK FACTORS

Investing in common stock involves risks. You should carefully consider the risks discussed below and the risks, uncertainties and additional information set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information”. The risks and uncertainties discussed below and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, result of operations, business and prospects.

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

The price of our common stock on the NYSE constantly changes. Volatility in the market price of our common stock may prevent you from being able to sell your shares when you want or at prices you find attractive.

The market price of our common stock may fluctuate in response to numerous factors, many of which are beyond our control. These factors include the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	changes in laws and regulations which may affect the sale of our products;

•	the operating and stock performance of our competitors;

•	announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in interest rates;

•	general domestic or international economic, market and political conditions and regulatory initiatives;

•	additions or departures of key personnel; and

•	future sales of our common stock, including sales of our common stock in short sales transactions.

In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The price of our common stock and our ability to raise funds in new stock offerings may be adversely affected by the issuance and sale of our common stock or equity-related securities, now and in the future.

Issuances or exchanges of significant amounts of our common stock or equity-related securities or the perception that such sales will occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future issuances or exchanges of shares of our common stock or equity-related securities or the availability of shares of our common stock for future issuance or exchange will have on the trading price of our common stock.

Our common stock is an equity security and is subordinate to our existing and future indebtedness.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all indebtedness and other non-equity claims against us with respect to assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of any holders of any preferred stock we may issue in the future.

Anti-takeover provisions affecting us could make it difficult for a third party to acquire our company.

Our articles of incorporation, as amended, our third amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. The provisions in our charter documents include the following:

•	our amended articles of incorporation provide for a classified board of directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

•
our amended articles of incorporation provide our board of directors the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval;

•
our bylaws provide that shareholder action may be taken only at a special or regular meeting or by written consent signed by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted;

•	our bylaws limit our shareholders’ ability to make proposals at shareholder meetings; and

•	our bylaws establish advance notice procedures for nominating candidates to our board of directors.

We are subject to certain Iowa laws that could have similar effects. One of these laws, Section 490.1110 of the Iowa Business Corporation Act (the “IBCA”), prohibits us from engaging in a business combination with any interested shareholder for a period of three years from the date the person became an interested shareholder unless certain conditions are met.

The foregoing provisions may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock. In addition, before a person can directly or indirectly acquire 10% or greater voting control of any of our life insurance subsidiaries, prior written approval must generally be obtained from the applicable insurance regulator where our affected life insurance subsidiary is domiciled.

Our ability to pay dividends in the future is subject to many factors and you may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive dividends as our board of directors may declare out of funds legally available for such payments. Although we intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so, we may change our dividend policy at any time. We anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

Our ability to pay dividends may be impaired if any of the risks described in this prospectus or incorporated by reference herein were to occur. In addition, since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries’ ability to make distributions of cash or property to us. Iowa insurance laws restrict the amount of distributions American Equity Life can pay to us without the approval of the Iowa Insurance Commissioner.

FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

Factors that could contribute to these differences include, among other things:

•
general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

•	customer response to new products and marketing initiatives;

•	changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•	increasing competition in the sale of annuities;

•
regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•	the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DESCRIPTION OF THE PLAN

The following is a description in question and answer form of the Plan, but is qualified in its entirety by the terms of the Plan. In the event of any conflict between the terms of the Plan and this description, the terms of the Plan will prevail.

What is the purpose of the Plan?

The Plan is intended to assist us and our wholly owned operating subsidiary, American Equity Life, in attracting and retaining certain independent insurance agents of outstanding ability and to align the interests of such agents with those of our shareholders.

When did the Plan become effective?

The Plan became effective on January 1, 2014 and was amended effective June 2, 2016.

Who is eligible to receive awards under the Plan?

Restricted shares of our common stock and restricted stock units may be granted to those independent insurance agents who sign a written agreement awarding restricted stock or restricted stock units pursuant to the Plan and who at all times during the qualifying period and production period set forth in the Plan: (1) are appointed by American Equity Life as an independent sales agent for American Equity Life’s products in applicable jurisdictions, (2)  have a valid and existing agent contract with American Equity Life; and (3) are in good standing with American Equity Life.

Who administers the Plan?

The Plan is administered by the Executive Committee of our Board of Directors (the “Executive Committee”), which has plenary authority and discretion, subject to the provisions of the Plan, to amend or waive the provisions set forth in the terms and conditions of the Plan, including but not limited to: production criteria, eligibility of agents to receive an award, the number of shares or units subject to an award, any provisions relating to vesting, any circumstances in which an award may terminate and any other terms, conditions or restrictions on awards. In making the determinations, the Executive Committee may adopt rules from time to time regarding sales production criteria and such other factors as the Executive Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Executive Committee shall have plenary authority to: (1) construe and interpret the Plan and any agreements under the Plan; (2) prescribe, amend or rescind rules and regulations relating to the Plan; and (3) make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding awards. The Executive Committee shall have the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions in the Plan. The determination of the Executive Committee on matters relating to the administration of the Plan is binding and final.

Further, in addition to such other rights of indemnification that members of the Executive Committee may have as directors or as members of the Executive Committee, the members of the Executive Committee will be indemnified by us against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any related agreement or any award granted under the Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, our best interests.

The terms and conditions of each participant’s agent’s contract with American Equity Life are incorporated into the Plan, including without limitation the requirement for arbitration of any disputes concerning the interpretation or administration of the Plan.

How many shares of our common stock may be awarded under the Plan?

We may award up to 1,800,000 shares of our common stock under the Plan, subject to adjustment in certain circumstances, as described below.  If shares of restricted stock or restricted stock units awarded to a Plan participant do not vest, for any reason, those shares and all dividends or dividend equivalents related thereto are forfeited and returned to American Equity.  As of the date of this prospectus, 899,670 shares of our common stock remain available for issuance under the Plan.

How will the amount of restricted stock or restricted stock units awarded to a Plan participant be determined?

The amount of shares or units in an award is based on and directly proportionate to the Plan participant’s net paid annuity production during a qualifying period, as defined in the Plan. The participant’s net paid annuity production during the qualifying period is multiplied by the applicable basis points set out in the Plan and then divided by the closing price of a share of American Equity’s common stock on the New York Stock Exchange on the date the award is granted to the participant.  We will not issue fractional shares or units. If a fractional share or unit is earned, we will eliminate such fractional share or unit by rounding down to the nearest whole share or unit.

When do shares of restricted stock vest?

An award of restricted stock vests as set forth in the terms and conditions of the Plan.  Vesting of an award shall be accelerated and/or any other restrictions on exercise shall lapse upon the death of the participant or a change in control of American Equity, as defined in the Plan.

When do restricted stock units vest and settle?

An award of restricted stock units vests and settles based on the participant’s individual net paid annuity production and continued service as an independent agent to American Equity over a period of years as indicated in the Plan.  Each production period during which the participant achieves a specified amount of net paid annuity production and meets all other eligibility requirements, a specified portion of the award shall vest and settle as more specifically set forth in the terms and conditions of the Plan. Vesting and settling of an award shall be accelerated and/or any other restrictions on exercise shall lapse upon the death of the participant or a change in control of American Equity, as defined in the Plan.

Can the Company set-off an award?

American Equity reserves the right to apply all or any part of any restricted stock or restricted stock unit award to satisfy any indebtedness of the participant to American Equity or American Equity Life. Such indebtedness shall include any debit balance, outstanding loan, indemnification obligation, or any other debt or charge of any kind owed by the participant to American Equity or American Equity Life whenever and however such debt or charge is or was created.

What happens if there is a stock split or a stock dividend is declared?

If there is a change in the outstanding common stock because of a stock dividend, split-up (or reverse stock split), recapitalization, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Executive Committee shall, in its discretion and to the extent necessary to compensate for the effect of such transaction or change, provide for an equitable substitution for or adjustment in the number and class of shares subject to the outstanding awards and that may be issued under the Plan.  Dividends declared with respect to restricted stock are credited to the participant’s account subject to the same restrictions as the restricted stock with regard to which they are issued and held by American Equity or its agent for the participant prior to the vesting of such restricted stock and are paid in cash to the participant promptly after vesting.  Restricted stock units may be granted with a dividend equivalent right with respect to the shares subject to the restricted stock units, as determined by the Executive Committee in its discretion, and will be paid at the time the underlying restricted stock units vest.  Dividends and dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying restricted stock and restricted stock units.

May restricted stock or restricted stock units be transferred?

Until an award of restricted stock or restricted stock units vests, plan participants may not (i) sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of restricted stock or restricted stock units awarded under the Plan, or (ii) receive a stock certificate representing restricted stock or restricted stock units.

When is an award forfeited?

Upon the termination of the Plan participant’s status as an independent agent for American Equity Life, for any reason, except the death of the participant, or upon a Plan participant’s failure to achieve the required minimum net paid annuity production during a specified time period as set forth in the Plan, all restricted stock and restricted stock units awarded to that participant which have not vested shall become forfeited shares and be returned to American Equity, along with any related dividends or dividend equivalents, as applicable.

What happens upon a change of control of American Equity Investment Life Holding Company?

If there is a change of control of our company, as defined in the Plan, the vesting of awards will accelerate and any restrictions on awards will lapse.

Is the status of an individual holding an award affected?

No. An award granted to an agent under the Plan does not confer any right to continue as an agent of American Equity Life or interfere in any way with the right of American Equity Life to terminate its relationship with the agent.

Does a holder of an award have any rights as a shareholder?

No, not unless and until the restricted stock vests or the restricted stock unit vests and the participant receives shares in accordance with the terms and conditions set forth in the Plan.

When does the Plan terminate?

Unless sooner terminated by our board of directors, the Plan will terminate on February 1, 2020.

Who is responsible for taxes or other withholding obligations with respect to the shares?

The participant is responsible for all taxes and withholding obligations payable in connection with or relating to the grant or vesting of restricted stock or restricted stock units, and/or the sale of any shares of common stock by the Plan participant.

What tax considerations affect the awards?

Set forth below is a discussion of certain United States federal tax consequences with respect to restricted stock and restricted stock units. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions and administrative interpretations thereof, as currently in effect as of the date hereof, all of which are subject to change. This discussion does not address all of the tax consequences that may be applicable to any particular Plan participant. In addition to being subject to the federal tax consequences described below, a participant may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he works and/or resides. EACH PLAN PARTICIPANT IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PLAN (OR ANY COMPONENT THEREOF), INCLUDING THE INCOME TAX CONSEQUENCES OF HOLDING RESTRICTED STOCK OR RESTRICTED STOCK UNITS AND THE VESTING THEREOF.

A participant will not recognize any taxable income upon the award of restricted stock which is not transferable and is subject to a substantial risk of forfeiture, unless the participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”).  A Section 83(b) Election allows a participant to include the fair market value of the restricted stock in taxable ordinary income when the restricted stock is granted instead of when the stock vests.  If a participant makes this election, any dividends paid with respect to that restricted stock will be treated as dividend income when received, and the participant will not recognize additional taxable income with respect to the restricted stock when the restrictions applicable to his or her restricted stock award lapse. If a participant does not make a Section 83(b) Election, a participant will recognize taxable ordinary income at such time as the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock when such restrictions lapse. Dividends paid with respect to restricted stock prior to the lapse of such restrictions will be taxable as ordinary income to a participant when received. If a participant disposes of the stock after it has vested, any amount received in excess of the fair market value of the stock at the time the restrictions described above lapsed or, if the participant made a Section 83(b) Election,  the fair market value of the stock on the award date will be taxed as capital gains.

A participant will not recognize any taxable income upon the award of restricted stock units.  A participant will have taxable income when a restricted stock unit vests and settles. The amount of ordinary income will be equal to the number of restricted stock units multiplied by the fair market value of the stock on the date of vesting and settling.  Any dividend equivalents received during the period of restriction (or accrued and paid upon vesting) will be taxed as ordinary income to a participant when received, not dividend income.

Are there any other considerations relating to ERISA or a Tax-Qualified Plan?

The Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (referred to as “ERISA”).

Are there any other considerations regarding the resale of shares issued?

Shares of our common stock acquired upon vesting of an award pursuant to the Plan may be sold publicly. However, shares owned by persons who may be deemed to be our “affiliates” as defined in the rules of the SEC under the Securities Act may not be re-offered or resold except pursuant to another exemption from registration under the Securities Act.

How can Plan participants obtain additional information about the Plan and its administrators?

Plan participants may request additional information about the Plan by writing or telephoning us as follows: Investor Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, (515) 273-3602.

USE OF PROCEEDS

We will receive no proceeds from the issuance of the restricted stock and restricted stock units.

PLAN OF DISTRIBUTION

The Plan permits us to issue restricted shares of our common stock and restricted stock units, which may be subject to vesting, to independent insurance agents of American Equity Life, a wholly owned subsidiary of American Equity.  Shares are issuable by means of restricted stock and restricted stock unit awards.  See “Description of the Plan”.

LEGAL MATTERS

Certain legal matters regarding the securities will be passed upon for us by Renee D. Montz, our Executive Vice President, General Counsel and Corporate Secretary. Ms. Montz is a full-time employee of our company.  Ms. Montz owns shares of Company common stock, beneficially and as a participant in various employee benefit plans, and holds shares of restricted stock and restricted stock units.

EXPERTS

The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses an opinion that American Equity Investment Life Holding Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states: A material weakness related to inadequate controls over implementation of changes to the calculation of lifetime income benefit reserves has been identified and included in management’s assessment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Investor Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, (515) 273-3602. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 10, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed on August 9, 2016;

•	our Current Report on Form 8-K, dated March 10, 2016, filed on March 11, 2016;

•	our Current Report on Form 8-K, dated April 4, 2016, filed on April 5, 2016;

•	our Current Report on Form 8-K, dated April 11, 2016, filed on April 12, 2016;

•	our Current Report on Form 8-K, dated June 2, 2016, filed on June 8, 2016;

•	our Current Report on Form 8-K, dated June 15, 2016, filed on June 16, 2016;

•	our Current Report on Form 8-K, dated June 29, 2016, filed on July 1, 2016;

•	our Current Report on Form 8-K, dated August 1, 2016, filed on August 1, 2016; and

•
the description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus.  The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$1,424
NYSE Listing Fees	$5,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$15,000

Total	$86,424

Item 15.                      Indemnification of Directors and Officers

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”) provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; or (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, subject to specified standards being met and subject to certain exclusions.  In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director meets certain conditions.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, subject to certain exclusions. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law. Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of us or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for: (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.

Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our amended articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our amended articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our amended articles of incorporation or any agreement, vote of shareholders or disinterested directors or otherwise.

As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 16.                      Exhibits

Exhibit No.	Description
4.1
Articles of Incorporation, including Articles of Amendment (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form 10 filed on July 22, 1999, File No. 000-25985)

4.2	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q for the period ended June 30, 2000 filed on August 14, 2000, File No. 000-25985)
4.3
Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on October 20, 2003, File No. 333-108794)

4.4	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 filed on January 15, 2008, File No. 333-148681)
4.5	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 to Form 10-Q for the period ended June 30, 2011 filed on August 5, 2011, File No. 001-31911)
4.6	Third Amended and Restated Bylaws (incorporated reference to Exhibit 3.1 to Form 8-K filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Renee D. Montz, Executive Vice President, General Counsel and Corporate Secretary of American Equity Investment Life Holding Company*
23.1	Consent of KPMG LLP*
23.2	Consent of Renee D. Montz (contained in Exhibit 5.1)*
24.1	Powers of Attorney of certain officers and directors (included on the signature page to the registration statement)*
99.1
Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as amended (incorporated by reference to the Appendix B to the Company’s proxy statement on Form DEF 14A filed on April 18, 2016)

* Filed herewith.

Item 17.                      Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on September 8, 2016.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Matovina, Chief Executive Officer and President and Renee D. Montz, Executive Vice President, General Counsel and Corporate Secretary, and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of the Company, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement, and (ii) any registration statement of the type contemplated by Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 8, 2016.

Signature	Title

/s/ John M. Matovina	Chief Executive Officer, President and Director
John M. Matovina	(Principal Executive Officer)

/s/ Ted M. Johnson	Chief Financial Officer and Treasurer
Ted M. Johnson	(Principal Financial Officer)

/s/ Scott A. Samuelson	Vice President – Controller
Scott A. Samuelson	(Principal Accounting Officer)

/s/ David J. Noble	Chairman and Director
David J. Noble

/s/ Joyce A. Chapman	Director
Joyce A. Chapman

/s/ Alexander M. Clark	Director
Alexander M. Clark

/s/ James M. Gerlach	Director
James M. Gerlach

/s/ Robert L. Howe	Director
Robert L. Howe

/s/ William R. Kunkel	Director
William R. Kunkel

/s/ Alan D. Matula	Director
Alan D. Matula

/s/ David S. Mulcahy	Director
David S. Mulcahy

/s/ Gerard D. Neugent	Director
Gerard D. Neugent

/s/ Debra J. Richardson	Director
Debra J. Richardson

/s/ A.J. Strickland, III	Director
A.J. Strickland, III

/s/ Harley A. Whitfield, Sr.	Director
Harley A. Whitfield, Sr.

EXHIBIT INDEX

Exhibit No.	Description
4.1
Articles of Incorporation, including Articles of Amendment (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form 10 filed on July 22, 1999, File No. 000-25985)

4.2	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q for the period ended June 30, 2000 filed on August 14, 2000, File No. 000-25985)
4.3
Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on October 20, 2003, File No. 333-108794)

4.4	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 filed on January 15, 2008, File No. 333-148681)
4.5	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 to Form 10-Q for the period ended June 30, 2011 filed on August 5, 2011, File No. 001-31911)
4.6	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Renee D. Montz, Executive Vice President, General Counsel and Corporate Secretary of American Equity Investment Life Holding Company*
23.1	Consent of KPMG LLP*
23.2	Consent of Renee D. Montz (contained in Exhibit 5.1)*
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)*
99.1
Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as amended (incorporated by reference to the Appendix B to the Company’s proxy statement on Form DEF 14A filed on April 18, 2016)

* Filed herewith.